Exhibit 10.28

HOME ASSET MANAGEMENT CORP.
11100 Santa Monica Blvd., Suite 2000
Los Angeles, CA 90025

STOCK REPURCHASE AGREEMENT

June 24, 2004

Mr. John M. Robbins
Chief Executive Officer

AmNet Mortgage, Inc.

10421 Wateridge Circle, Suite 250

San Diego, CA 92121

Re:  Repurchase of 500,000 shares of AmNet common stock

Dear John:

This Stock Repurchase Agreement (“Agreement”) is made and entered into as of the 24th day of June, 2004, by and among AmNet Mortgage, Inc. (“Buyer” or the “Company”), a Maryland Corporation and Home Asset Management Corp., a Delaware Corporation (“Seller”).

WHEREAS, Seller desires to sell the Shares (as defined herein) on the terms and subject to the conditions contained in this Agreement; and

WHEREAS, Buyer has been authorized by its Board of Directors and desires to purchase the Shares (as defined herein) on the terms and subject to the conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.  Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall acquire from Seller, 500,000 shares of common stock, $0.01 par value per share, of the Company owned by Seller (the “Shares”).

2.  The purchase price to be paid by Buyer to Seller shall be Four Million Four Hundred Thousand Dollars ($4,400,000) by wire transfer of immediately available funds based upon the Company’s intra-day stock trading price of $8.80 per share on June 22, 2004.

3.  Ownership of the Shares. (i) Seller is and immediately prior to the Closing will be, the true, lawful owner and record holder of the Shares, and will have the right to sell and transfer to Buyer good and marketable title to such Shares, free and clear of any claim, liability, lien, pledge, mortgage, security interest, restriction or encumbrance (collectively, “Encumbrances”) of any kind; and (ii) the delivery to Buyer of the instruments of transfer of ownership contemplated by this Agreement will vest good and marketable title to the Shares in Buyer, free and clear of all Encumbrances of any kind or nature whatsoever.  Seller, or its affiliates, acquired the Shares from the Company in a non public offering more than three years before the date of this Agreement.

The wire instructions are as follows:

Bank of America

Private Bank - Los Angeles,#4957

555 South Flower Street, 49th Floor

Los Angeles, CA 90071

ABA #: 121000358

June 24, 2004

Stock Repurchase Agreement

Account Name: Home Asset Management Co.

Account #: 49575-00809

Please indicate your acknowledgement of and agreement to this Agreement by executing a copy of this Agreement in the space indicated below.

Sincerely,

Home Asset Management Corp.

By:	/s/ John C. Rocchio
John C. Rocchio
President

ACCEPTED AND AGREED TO ON                        , 2004.

Home Asset Management Corp.

By:	/s/ John C. Rocchio
John C. Rocchio
President

TCW/Crescent Mezzanine Partners, L.P.
TCW/Crescent Mezzanine Trust
TCW/Crescent Mezzanine Investment Partners, L.P.
By:	TCW/Crescent Mezzanine, L.L.C.
Its:	Investment Manager

By:	/s/ John C. Rocchio
John C. Rocchio
Managing Director

AmNet Mortgage, Inc.

By:	/s/ John Robbins
Name:	John Robbins
Its:	Chairman